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                                                                      EXHIBIT 11

                                   MEDEX, INC.
                                   -----------
                        COMPUTATION OF EARNINGS PER SHARE
                        ---------------------------------


                                         THREE MONTHS ENDED                   NINE MONTHS ENDED
                                              MARCH 31,                            MARCH 31,
                                      1996             1995              1996               1995
                                      ----             ----              ----               ----
 PRIMARY:
Weighted Average
 Common Shares Outstanding         6,172,684         6,139,401         6,166,955         6,134,080
Common Equivalent
 Shares - Stock Options               85,524 (1)        28,447 (1)        52,363 (1)        57,911 (1)
                                 -----------       -----------       -----------       -----------
Common Shares and
 Common Equivalent
 Shares Outstanding                6,258,208         6,167,848         6,219,318         6,191,991
                                 ===========       ===========       ===========       ===========
NET INCOME (LOSS)                ($1,999,296)      $ 1,073,679       ($  723,351)      $ 1,742,923
                                 ===========       ===========       ===========       ===========

NET INCOME (LOSS) PER SHARE      ($     0.32)      $      0.17       ($     0.12)      $      0.28
                                 ===========       ===========       ===========       ===========
FULLY DILUTED:
Weighted Average Common
 Shares Outstanding                6,172,684         6,139,401         6,166,955         6,134,080
Common Equivalent Shares -
 Stock Options                        90,942 (1)        31,375 (1)        54,389 (1)        68,399 (1)
                                 -----------       -----------       -----------       -----------

Common Shares and Common
 Equivalent Shares Outstanding     6,263,626         6,170,776         6,221,344         6,202,479
                                 ===========       ===========       ===========       ===========
NET INCOME (LOSS)                ($1,999,296)      $ 1,073,679       ($  723,351)      $ 1,742,923
                                 ===========       ===========       ===========       ===========
NET INCOME (LOSS) PER SHARE      ($     0.32)      $      0.17       ($     0.12)      $      0.28
                                 ===========       ===========       ===========       ===========

(1) Calculated under the Treasury Stock Method using the average price or period-end market price of Medex stock, as applicable.

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